UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The Nasdaq Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The Nasdaq Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The Nasdaq Stock Market LLC

8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2015, certain subsidiaries of Sotherly Hotels Inc. (the “Company”), the sole general partner of Sotherly Hotels LP, entered into a promissory note, loan agreement, and other loan documents to secure a mortgage (the “Mortgage Loan”) on its Georgian Terrace hotel with Bank of America, N.A.

On June 26, 2025, the Company received a Notice of Default (the “Notice”) from the special servicer for the Mortgage Loan. The Notice states that the Company’s subsidiary, SOHO Atlanta LLC, is in default under the note and the loan documents by virtue of, among other things, its failure to pay all amounts when due thereunder, and that the current lender, Wilmington Trust, National Association, as Trustee (the “Lender”), will take all such actions as it deems appropriate to protect its interest in the Mortgage Loan and to collect the debt thereunder, including, without limitation, seeking foreclosure and/or reconveyance of its security under the loan documents without further notice or demand except as required pursuant to state law and the loan documents.

On December 16, 2025, affiliates of the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with Wilmington Trust, National Association, as Trustee, with regard to the Mortgage Loan. Pursuant to the Forbearance Agreement:

•
the Lender agrees not seek a judgment against the Company, nor to foreclose on the property prior to June 1, 2026;
•
the Company will pay down the principal balance of the Mortgage Loan by approximately $3.8 million;
•
the Company will continue to pay Lender approximately $236,000 per month in principal and interest, and will continue funding reserve accounts in accordance with the terms of the Mortgage Loan;
•
default interest will continue to accrue and will be payable upon a Termination Event (as defined in the Forbearance Agreement); and
•
the property will remain in cash management.

The foregoing description of the Forbearance Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1

Forbearance Agreement, dated December 16, 2025, by and among: Wilmington Trust, National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2015-C23, Commercial Mortgage Pass-Through Certificates, Series 2015-C23; SOHO Atlanta LLC; SOHO Atlanta TRS LLC; and, by Joinder, Sotherly Hotels LP and Our Town Hospitality, LLC. *

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer